ASSET PURCHASE AGREEMENT

     This AGREEMENT made this 1st day of June, 2000, by and between Tech Laboratories, Inc., a New Jersey corporation having its principal place of business at 955 Belmont Avenue, North Haledon, New Jersey 07508 ("Tech Labs"), Tech Labs Community Networks of the Southeast, Inc., a Delaware corporation having its principal place of business at 955 Belmont Avenue, North Haledon, New Jersey 07508 ("TL Southeast" or "Purchaser"), m3communications, Inc., a Florida corporation having its principal place of business at 806 Sarasota Quay, Sarasota, Florida 34236 ("Seller") and the shareholders of the Seller set forth on Schedule A (the "Selling Shareholders"). Each of Tech Labs, TL Southeast, the Seller and the Selling Shareholders are individually referred to as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, Tech Labs is in the business of providing telecommunications distribution and management equipment; and

     WHEREAS,   the  Seller  has  entered  into  certain  contracts  to  provide telecommunications services to property developments (the "Property Contracts") and certain assets (the "Assets"); and

     WHEREAS, Tech Labs' wholly owned sub-subsidiary, TL Southeast, has the exclusive authority to develop the Tech Labs' business of providing telecommunications services to property developments to customers in the States located in the Territory (as defined below); and

     WHEREAS, the Seller desires to sell and assign to TL Southeast the Property Contracts and the Assets, and Tech Labs and TL Southeast desire to purchase and have the Property Contracts assigned to TL Southeast as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Purchase and Sale at the Closing.

     1.1. On the terms and subject to the conditions provided in this Agreement, at the "Closing" (as hereinafter defined), Seller shall convey, sell, transfer, assign, and deliver to TL Southeast, and Tech Labs shall purchase and TL Southeast shall accept, all the right, title, and interest in the Property Contracts and the Assets, which are all set forth on Schedule B, annexed hereto and made a part hereof.

     1.2. The Property Contracts and Assets shall be acquired free and clear of any liens, claims, and encumbrances.

     1.3. The transfer of the Property Contracts and Assets as herein provided shall be effected by bills of sale, assignments and other instruments of transfer and conveyance delivered to TL Southeast on the Closing Date in form sufficient to transfer the Property Contracts and Assets as contemplated by this Agreement and as shall be reasonably requested by TL Southeast.

     2. Assumption of Contract Obligations. On the Closing Date, TL Southeast shall assume all the liabilities and contractual obligations of the Property Contracts and Assets.

     3. Consideration. In consideration for Seller's transfer of the Property Contracts and Assets to Tech Labs' wholly-owned sub-subsidiary, TL Southeast, Tech Labs shall pay to the Seller as follows:

     3.1. Twenty-five thousand (25,000) shares of the common stock of Tech Labs which, at the time of Closing, will be duly authorized, validly issued, fully paid, and non-assessable, and which shall be delivered to Seller at Closing pursuant to a stock representation letter (the "Stock Representation Letter") executed by Tech Labs and Seller; providing, among other things, that the sale of the shares is not registered under the federal securities laws and the shares are being purchased for investment purposes and not with a view toward resale.

     3.2. Warrants to purchase one hundred thousand (100,000) shares of common stock of Tech Labs, exercisable within three (3) years from the Closing Date at an exercise price equal to the closing price of Tech Labs' common stock on the Closing Date, which shall be delivered to Seller at Closing pursuant to a warrant agreement (the "Warrant Agreement");

     3.3. Twenty percent (20%) of the shares of common stock of TL Southeast which, at the time of Closing, shall be duly authorized, validly issued, fully paid, and non-assessable, and which shall be delivered to Seller at Closing and will bear the customary restrictive legend against transfer and a legend stating that the shares are subject to the terms of a certain shareholders' agreement dated _______, 2000 by and between Tech Labs Community Networks, Inc. ("Community Networks"), a wholly owned subsidiary of Tech Labs and parent corporation of TL Southeast, TL Southeast and m3 (the "Shareholders' Agreement"); and

     3.4. In accordance with the accounting and distribution procedures to be adopted by Bernard M. Ciongoli, Terry Nelson and/or a member of the board of directors of TL Southeast designated by the Seller, TL Southeast shall pay to Seller twenty percent (20%) of the monthly "adjusted gross income", as such term is defined under generally accepted accounting principles, generated from each contract for telecommunications services to property developments that TL Southeast enters into within one hundred and twenty (120) days of the date hereof within the states of Virginia, North Carolina, South Carolina, Kentucky, Tennessee, Georgia, Alabama, Louisiana, Mississippi and Florida (such states are hereinafter referred to as the "Territory").

     4. The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be held at the offices of Stursberg & Veith at such time and date as may be agreed to by the Parties (the "Closing Date"), but in no event later than June 9, 2000.

     5. Representations and Warranties of the Seller and Selling Shareholders. The Seller and the Selling Shareholders represent and warrant to Tech Labs and TL Southeast that the statements contained in this Section 5 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

     5.1. The Seller has the corporate power and authority to enter into this Agreement and the agreements, as of Closing, set forth in Section 3 of this Agreement (which agreements are hereinafter collectively referred to as the "Selling Agreements"), and to carry-out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Selling Agreements, as of Closing, and the consummation of the transaction contemplated hereby and thereby have been duly authorized by the Seller's Board of Directors. This Agreement constitutes the valid and binding obligation of the Seller, and the Selling Agreements, when executed and delivered, will constitute the valid and binding obligations of the Seller and Selling Shareholders, in each case enforceable in accordance with their terms.

Except for the approval of the Selling Shareholders, no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Selling Agreements and the transactions contemplated hereby and thereby.

     5.2. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

     5.3. The Seller has heretofore delivered to Tech Labs true and complete copies of the Seller's certificate of incorporation, by-laws and currently valid letter of good standing.

     5.4. The Seller is not in violation of any applicable order, judgement, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Seller. Neither the Seller nor the Selling Shareholders have received notice that any such violation has been alleged or is being investigated.

     5.5. The Seller has good, valid title to all Property Contracts and Assets, and has the power to transfer, convey, and assign the Property Contracts and Assets. The Property Contracts and Assets are free and clear of all, as applicable, liens, claims, charges, security interests, or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements.

     5.6. To the best of Seller's and Selling Shareholders' knowledge, the Seller is not in default under any of the Property Contracts, and has no knowledge of any threat of cancellation or termination of the Property Contracts. Neither the execution of this Agreement, the Selling Agreements or the transactions contemplated by this Agreement or the Selling Agreements, will result in a default under any of the Property Contracts, or create the right to terminate the Property Contracts. Each of the Property Contracts is valid and in full force and effect, and will remain and continue in full force and effect upon the assignment thereof by Seller to Purchaser.

     5.7. The Seller has the authority under the terms of each of the Property Contracts to assign the Property Contracts as contemplated by this Agreement. By Closing, the transfer, assignment, and delivery of the Property Contracts and Assets to TL Southeast shall have been duly authorized by all requisite corporate action on behalf of the Seller.

     5.8. The Seller has duly and timely filed all federal, state, foreign and other tax returns and reports required to be filed on or before the date hereof, and has paid all taxes due and payable.

     5.9. Seller, by Closing, has obtained all necessary consents and approvals necessary to effectuate the transactions contemplated by this Agreement and the Selling Agreements, including but not limited to the assignments of the Property Contracts and bills of sale for the Assets.

     5.10. Selling Shareholders, by Closing, have ratified and approved the transfer and assignment of the Property Contracts and Assets, the execution of this Agreement and the Selling Agreements and related transactions. A true and complete copy of such shareholder resolutions has been delivered to Tech Labs.

     5.11. The Seller and Selling Shareholders have been advised by counsel that the State of Florida has repealed its so-called "Bulk Sales Laws" or "Bulk Transfer Laws," and, accordingly, there are no requirements under the laws of the State of Florida to notify creditors of the transaction contemplated by this Agreement.

     5.12. Neither the execution and the delivery of this Agreement and the Selling Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller or any of its properties or Property Contracts and Assets is subject or any provision of the charter or bylaws of the Seller, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any third party the right to accelerate, terminate, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which it is bound or to which any of its properties or Property Contracts and Assets is subject, or (C) result in the imposition of any mortgage, pledge, lien, encumbrance, charge, or other security interest upon any of its properties or Property Contracts and Assets, except for encumbrances that do not in any material respect adversely detract from the value of the property subject thereto or materially impair the operation of the business of Tech Labs and TL Southeast.

     5.13. Schedule A contains a true and complete list of all shareholders of the Seller.

     5.14. Schedule C contains a true and complete list of all parties which have entered into non-competition agreements with Seller.

     6. Representations and Warranties of Tech Labs and TL Southeast. Tech Labs and TL Southeast represent and warrant to the Seller and Selling Shareholders that the statements contained in this Section 6 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date, except as disclosed in writing to the Seller and Selling Shareholders prior to Closing.

     6.1. TL Southeast shall be on the Closing Date a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. TL Southeast has all requisite corporate power and authority to carry-out the obligations of the Property Contracts and to conduct the proposed business of TL Southeast.

     6.2. Tech Labs is and shall be on the Closing Date a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey.

     6.3. The execution, delivery and performance of this Agreement by Tech Labs and TL Southeast have been duly authorized by Tech Labs and TL Southeast, respectively, and will not result in a breach of any term or provision of, or constitute a default under, any agreement or other instrument to which either Tech Labs or TL Southeast is a party or by which either is bound. This Agreement is binding upon and enforceable against Tech Labs and TL Southeast.

     6.4. The shares of Tech Labs and TL Southeast common stock being issued and sold pursuant to this Agreement, when paid for as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable.

     6.5. Tech Labs has reserved and set aside, out of its authorized but unissued shares of common stock, a sufficient number of shares of common stock for issuance upon conversion of the Warrants issued pursuant to the Warrant Agreement.

     6.6. Tech Labs represents and acknowledges that TL Southeast shall have the right to enter into, develop and fulfill all contracts for providing telecommunications services to property developments in the Territory; and, provided that Seller or any affiliate or subsidiary of Seller or any of the Selling Shareholders shall not enter into, develop or fulfill any contract for telecommunications services to property developments in the Territory, neither Tech Labs nor any subsidiary or affiliate of Tech Labs (with the exception of TL Southeast) shall have the right to enter into, develop and fulfill any contract for providing telecommunications services to property developments in the Territory.

     7. Conditions Precedent to Seller's and Selling Shareholders' Obligations.

     The obligations of Seller and Selling Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

     7.1. Except as disclosed in writing to Seller and Selling Shareholders prior to Closing, all representations, warranties and covenants made in this Agreement by Tech Labs and TL Southeast shall be true as of the Closing Date as fully as though such representations, warranties and covenants had been made on and as of the Closing Date, and Tech Labs and TL Southeast shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

     7.2. Delivery of an officer's certificate certifying the accuracy of Seller's representations and warranties as of the Closing Date in a form acceptable to Tech Labs, which shall include at a minimum the officer's certification that (i) the Selling Shareholders have ratified and approved the Agreement, and (ii) that the Seller has assigned the Property Contracts and Assets in a manner acceptable to Tech Labs and TL Southeast.

     7.3. Acceptance by Seller and Selling Shareholders of the terms set forth in the Stock Representation Letter, the Warrant Agreement, and the Shareholders' Agreement.

     8. Conditions Precedent to Tech Labs' and TL Southeast's Obligations

     The   obligations   of  Tech  Labs  and  TL  Southeast  to  consummate  the
transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

     8.1. Except as disclosed in writing to Tech Labs and TL Southeast prior to Closing, all representations and warranties made in this Agreement by Seller and Selling Shareholders shall be true as of the Closing Date as fully as though such representations, warranties and covenants had been made on and as of the Closing Date, and, as of the Closing Date, neither Seller nor Selling Shareholders shall have violated or shall have failed to perform in accordance with any covenant contained in this Agreement.

     8.2. The execution and delivery, either prior to or simultaneous with the Closing, of the Stock Representation Letter, the Warrant Agreement, and the Shareholders' Agreement, the Assignment, and such other documents as Tech Labs and TL Southeast shall reasonably request.

     9. Covenant Not to Compete; Nondisclosure

     9.1. Noncompetition. (a) For the greater of (i) a period of one (1) year after the Closing Date or (ii) for such period of time that Seller and Community Networks are parties to the Shareholders' Agreement, the Seller, or Seller's successor in interest, and Selling Shareholders, as applicable, shall not, directly or indirectly, (1) own an interest in; or (2) participate (as an officer, director, or in any other capacity) in the management, operation, or control of; or (3) perform services as or act in the capacity of an employee, independent contractor, consultant, or agent of any enterprise engaged, directly or indirectly, in the business of providing telecommunication services to property developments or in competition with any other business conducted by Tech Labs or TL Southeast except with the prior written consent of Tech Labs; provided, however, Selling Shareholders may
(i) purchase securities, for investment purposes only, in companies listed on a national securities exchange or actively traded over the counter so long as such investments do not collectively, among all Selling Shareholders in the aggregate, exceed five percent (5%) of the outstanding securities of such companies, and (ii) individually work as an employee in a non-executive capacity for companies providing telecommunications services so long as such individual has no equity ownership, directly or indirectly, in such employer.

     (b) For the greater of (i) a period of one (1) year after the Closing Date or (ii) for such period of time that Seller and Community Networks are parties to the Shareholders' Agreement, neither Tech Labs nor any subsidiary or affiliate of Tech Labs (with the exception of TL Southeast) shall have the right to enter into, develop, and fulfill any contract for providing telecommunications services to property developments in the Territory.

     (c) The parties agree that if either (i) the Seller and/or any of the Selling Shareholders or (ii) Tech Labs and/or TL Southeast breach this covenant not to compete, the other non- breaching party shall not be obligated to abide by the covenant not to compete.

     (d) The Seller, Selling Shareholders, Tech Labs, and TL Southeast further agree that the time limitations set forth in this Section 9.1 not to compete are reasonable.

     9.2. Confidentiality. The Seller and Selling Shareholders agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any and all information relating to the business and operations of Tech Labs and/or TL Southeast or the Property Contracts.

     9.3. Injunction. The Parties agree that it would be difficult to measure the damage to Tech Labs and TL Southeast or Seller or Seller's successor in interest (as the case may be) from any breach of Section 9 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, the Parties agree that if there shall be a breach of Section 9, Tech Labs and/or Community Networks or Seller or Seller's successor in interest (as the case may be) shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained by Tech Labs and/or TL Southeast or Seller or Seller's successor in interest (as the case may be).

     9.4. Scope of Restriction. It is the intent of the Parties that the covenants contained in this Section 9 shall be enforced to the fullest extent permissible under the laws of the state in which enforcement is sought. The Parties agree that if any one or more of the provisions of Section 9 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be construed by limiting and reducing it so as to be enforceable to the extent permissible.

     10. Survival of Representations and Warranties

     The representations, warranties, covenants, agreements, and indemnification, as applicable, of each of the Parties contained in this Agreement shall survive the Closing Date and shall be deemed to be material and to have been relied upon by the Parties notwithstanding any investigation heretofore or hereafter made by the Parties, or on their respective behalfs.

     11. Miscellaneous

     11.1. Default. In the event a Party fails to comply with the terms of this Agreement, any other party to this Agreement shall be entitled to (a) injunctive relief, as a matter of right, in any court of competent jurisdiction; (b) any other relief or remedy that may be available pursuant to this Agreement or at law or equity.

     11.2. Notices. All notices hereunder shall be in writing and be given by registered or certified mail, postage and registration fees prepaid, or by overnight delivery, and shall be deemed given when so mailed as follows:




     If to Tech Labs and/or TL Southeast:

     Bernard M. Ciongoli
     Tech Laboratories, Inc.
     955 Belmont Avenue
     North Haledon, New Jersey 07508

     with a copy to:

     Walter Stursberg
     Stursberg & Veith
     405 Lexington Avenue, Suite 4949
     New York, New York 10174

     If to the Seller and/or the Selling Shareholders:

     m3communications, Inc.
     806 Sarasota Quay
     Sarasota, Florida 34236

     with a copy to:

     Peter A. Shoemann
     Holland & Knight
     400 North Ashley Drive, Suite 2300
     P.O. Box 1288 (Zip 33601-1288)
     Tampa, FL 33602-4300

     The foregoing addresses may be changed by notices given in the manner set forth in this section.

     11.3. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without giving effect to the principals of the conflict of laws thereof.

     11.4. Waivers. The waiver by the undersigned of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.5. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

     11.6. Severability. Should any clause, section, or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections, or parts of this Agreement that can be effected without such illegal clause, section, or part shall nevertheless remain in full force and effect.

     11.7. Binding Effect; Benefits. This Agreement shall not be assigned without the prior written consent of the Parties; provided, however, Tech Labs and/or TL Southeast may assign this Agreement, provided that such assignment does not circumvent or harm the interests of Seller and Selling Shareholders, as such interests are set forth in this Agreement, to one or more of their respective affiliates, except that Tech Labs may not assign its obligation, as set forth in Section 3 hereof, to issue the securities to Seller, nor in anyway affect the delivery of the remaining consideration to Seller pursuant to Section 3 hereof. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, personal representatives, successors, and permitted assignees.

     11.8. Interpretation of Syntax and Captions. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

     11.9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of the Parties to one of these counterpart signature pages. All of the counterparts signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     11.10.Execution of Documents. The Parties hereto agree to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the Parties hereto as may be necessary or convenient in order to effectuate this Agreement and the interests and purposes thereof.

     11.11. Submission to Jurisdiction; Venue. Any action or proceeding against any Party hereto with respect to this Agreement shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and, by execution and delivery of this Agreement, each Party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereto irrevocably consents to the service of process at the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in Section 10.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Party hereto to serve process on any other Party hereto in any other manner permitted by law. Each Party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the court referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12. Indemnification. Seller and Selling Shareholders shall defend and promptly indemnify Tech Labs and/or TL Southeast and save and hold them harmless from, against, for, and in respect of, and pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs, and expenses, including, without limitation, reasonable attorneys' fees, and other costs and expenses incident to any suit, action, investigation, claim, or proceeding suffered, sustained, incurred, or required to be paid by Tech Labs and/or TL Southeast resulting from any breach or failure of observance or performance of any representation, warranty, covenant, or agreement made by Seller and/or Selling Shareholders hereunder or relating to or as a result of any such representation, warranty, covenant, or agreement being untrue or incorrect in any respect.

     11.13. Entire Agreement. This Agreement, including the attached Schedules A, B and C, the Stock Representation Letter, a copy of which is attached as Exhibit A, the Warrant Agreement, a copy of which is attached as Exhibit B, and the Shareholders Agreement, a copy of which is attached as Exhibit C, constitute the complete and exclusive statement of the terms and conditions between the Parties. The Parties are not bound by any oral statements that are made outside of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by the Parties.

     WHEREFORE, the Parties have executed this Agreement as of the date above written.

M3COMMUNICATIONS, INC.                     TECH LABORATORIES, INC.


By: /s/ Paul Hansen                        By: /s/ Bernard M. Ciongoli
    --------------------------------           -------------------------------
    Paul Hansen                                Bernard M. Ciongoli
    President                                  President


                                           TECH LABS COMMUNITY NETWORKS OF
                                           THE SOUTHEAST, INC.



                                           By: /s/ Bernard M. Ciongoli
                                               -------------------------------
                                               Bernard M. Ciongoli
                                               President

SELLING SHAREHOLDERS

/s/ Terry Nelson
----------------------------------------
Terry Nelson

/s/ John Ellis
----------------------------------------
John Ellis

/s/ Rick Pettis
----------------------------------------
Rick Pettis

/s/ Edward Branca
----------------------------------------
Edward Branca

/s/ Bruce Frankel, Trustee
----------------------------------------
Bruce Frankel Revocable Trust

/s/ Allan M. Parvey, Trustee
----------------------------------------
Allan M. Parvey Revocable Trust

/s/ on behalf of Molzan Enterprises, LTD
----------------------------------------
Molzan Enterprises, LTD

/s/ Joan Szypulski
----------------------------------------
Joan Szypulski

/s/ Naomi Aleman
----------------------------------------
Naomi Aleman

/s/ Jeff Jewett
----------------------------------------
Jeff Jewett

/s/ Brenda Grewell
----------------------------------------
Brenda Grewell

/s/ David Sudderth
----------------------------------------
David Sudderth

/s/ Daniel Olson
----------------------------------------
Daniel Olson

/s/ Paul Hansen
----------------------------------------
Paul Hansen

/s/ Henry Kavett
----------------------------------------
Henry Kavett

/s/ Julene Pettis
----------------------------------------
Julene Pettis

/s/ Bruce Frankel
----------------------------------------
Bruce Frankel

/s/ Allan M. Parvey
----------------------------------------
Allan M. Parvey

/s/ Frank D'Alessandro
----------------------------------------
Frank D'Alessandro

/s/ Greg Szypulslki
----------------------------------------
Greg Szypulslki

/s/ Laurine Nelson
----------------------------------------
Laurine Nelson

/s/ Michael Aleman
----------------------------------------
Michael Aleman

/s/ James Reilley
----------------------------------------
James Reilley

/s/ Wayne Grewell
----------------------------------------
Wayne Grewell

/s/ Lou Simon
----------------------------------------
Lou Simon


                                       -9-